SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              --------------------


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):

                                  May 27, 1997
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                                  EPITOPE, INC.
             (Exact name of registrant as specified in its charter)

                                     Oregon
                 (State or other jurisdiction of incorporation)

                                     1-10492
                              (Commission File No.)

                                   93-0779127
                        (IRS Employer Identification No.)


         8505 S.W. Creekside Place
              Beaverton, Oregon                                97008
   (Address of principal executive offices)                  (ZIP Code)


               Registrant's telephone number, including area code:

                                 (503) 641-6115



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Item 2.  Acquisition or Disposition of Assets.

         On May 27, 1997, Epitope, Inc. ("Epitope" or the "Company") completed the rescission of its acquisition of Andrew and Williamson Sales, Co. ("A&W"), pursuant to a Settlement Agreement and Release dated May 4, 1997 (the
"Settlement Agreement"). As part of the rescission, the 520,000 shares of Epitope common stock issued to acquire A&W were returned to the Company and Company officers resigned their positions as directors and officers of A&W.

         The Company had acquired A&W on December 12, 1996. The acquisition involved the merger of a Company subsidiary with and into A&W, as a result of which the former shareholders of A&W received Epitope common stock and A&W became a wholly owned subsidiary of the Company.

         In March 1997, an outbreak of Hepatitis A in Michigan occurred that was allegedly associated with frozen strawberries sold by A&W. The Company subsequently filed suit in the United States District Court for the District of Oregon to rescind its acquisition of A&W. On May 4, 1997, the parties entered into the Settlement Agreement.

         In connection with the closing of the Settlement Agreement:

         (1) The 520,000 shares of Epitope common stock issued in the acquisition of A&W were delivered to the Company for cancellation. The Company also received A&W nonvoting preferred stock with a liquidation preference of $5.7 million in return for the cancellation of loans by the Company to A&W.

         (2) All outstanding A&W common stock was transferred to Fred L. Williamson, Fred M. Williamson, Keith Andrew, and a trust established by Fred Andrew.

         (3) Company officers who were also directors or officers of A&W resigned their positions with A&W.

         (4) Fred L. Williamson, Fred M. Williamson, and Keith Andrew personally guaranteed the $6.5 million credit facility provided by A&W's bank lender. The facility is secured by A&W accounts receivable and inventory. The Company's guarantee of the facility will also continue in effect through November 1, 1998, but the three individual guarantors have agreed to reimburse the Company for any amounts it is required to pay under its guarantee.

         (5) A&W has agreed to indemnify the Company for joint and several judgments against the two companies and for certain defense costs, to the extent not reimbursed by insurance. The Company and A&W have each reserved the right to assert claims against the other in connection with suits in which only one is named as a defendant. The parties have otherwise released each other from liabilities arising out of events occurring before the rescission.

         Additional details of the transaction are stated in the Settlement Agreement, which is an exhibit to this report.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)      Financial statements of businesses acquired.

         None.


                                      - 1 -

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(b)      Pro forma financial information.

         None.

(c)      Exhibits.

         The exhibits to this report are listed in the exhibit index following the signature page.





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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  EPITOPE, INC.
                                  (Registrant)


                                  By    /s/ Gilbert N. Miller
                                        Gilbert N. Miller
                                        Executive Vice President and
                                        Chief Financial Officer

Dated:  May 28, 1997



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                                  EXHIBIT INDEX



2 Settlement Agreement and Release dated as of May 4, 1997, among the Company, Keith R. Andrew and Kevin S. Andrew as cotrustees under the Fred W. and Virginia S. Andrew 1990 Revocable Living Trust, Keith R. Andrew individually, Fred L. Williamson, Fred M. Williamson, and Andrew and Williamson Sales, Co. (incorporated by reference to Exhibit 10.1 to the registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997).